Exhibit 1

Joint Filing Agreement

The undersigned hereby agree as follows:

(i)            Each of them is individually eligible to use the Schedule 13D to which this Exhibit is attached, and such Schedule 13D is filed on behalf of each of them; and

(ii)           Each of them is responsible for the timely filing of such Schedule 13D and any amendments thereto, and for the completeness and accuracy of the information concerning such person contained therein; but none of them is responsible for the completeness or accuracy of the information concerning the other persons making the filing, unless such person knows or has reason to believe that such information is inaccurate.

Dated: April 13, 2007

BGH GP HOLDINGS, LLC
By:	/s/ Frank Loverro
Frank Loverro
Manager
ARCLIGHT CAPITAL PARTNERS, LLC
By:	/s/ Daniel R. Revers
Daniel R. Revers
Managing Partner
ARCLIGHT ENERGY PARTNERS FUND III, L.P.
By:	ARCLIGHT PEF GP III, LLC, its general partner
By:	ARCLIGHT CAPITAL HOLDINGS, LLC, its manager
By:	/s/ Daniel R. Revers
Daniel R. Revers
Managing Partner

ARCLIGHT PEF GP III, LLC
By:	ARCLIGHT CAPITAL HOLDINGS, LLC, its manager
By:	/s/ Daniel R. Revers
Daniel R. Revers
Managing Partner
ARCLIGHT CAPITAL HOLDINGS, LLC
By:	/s/ Daniel R. Revers
Daniel R. Revers
Managing Partner
KELSO INVESTMENT ASSOCIATES VII, L.P.
By:	KELSO GP VII, L.P., its general partner
By:	KELSO GP VII, LLC, its general partner
By:	/s/ James J. Connors, II
James J. Connors, II
Managing Member
KELSO GP VII, L.P.
By:	KELSO GP VII, LLC, its general partner
By:	/s/ James J. Connors, II
James J. Connors, II
Managing Member
KELSO GP VII, LLC
By:	/s/ James J. Connors, II
James J. Connors, II
Managing Member

KEP VI, LLC
By:	/s/ James J. Connors, II
James J. Connors, II
Managing Member